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                                                                    EXHIBIT 24.2

                          THE WILLIAMS COMPANIES, INC.

                             SECRETARY'S CERTIFICATE

         I, the undersigned, SUZANNE H. COSTIN, Secretary of THE WILLIAMS COMPANIES, INC., a Delaware corporation (hereinafter called the "Company"), do hereby certify that at a meeting of the Board of Directors of the Company, duly convened and held on March 7, 2002, at which a quorum of said Board was present and acting throughout, the following resolutions were duly adopted:

                           WHEREAS the Board of Directors of the Company has
                  determined that it is advisable for there to be an offering of one or more series of securities ("Securities") of the Company, which Securities may be sold in one or more offerings not required to be registered under the Securities Act of 1933;

                           WHEREAS the Board of Directors wishes to grant
                  certain officers of the Company authority to establish and approve the terms of the Securities and the offering thereof; and

                           WHEREAS, because it is desirable and in the best
                  interests of the Company to provide that the Securities be issued on such terms as are most favorable to the Company based upon market conditions at the time of the issuance, the Board of Directors wishes to provide such officers with broad parameters and flexibility in establishing the terms of any such offering and of the Securities, including the authority to grant registration rights in connection therewith;

                           NOW, THEREFORE, BE IT:

                           RESOLVED that the Chairman of the Board, the Chief
                  Executive Officer, the President, any Senior Vice President, the Treasurer, or any other officer of the Company (each a "Designated Officer") be, and each of them hereby is, authorized and empowered to execute, acknowledge and deliver, for and on behalf of the Company, and under its corporate seal, which its Secretary or any Assistant Secretary is hereby authorized to affix and attest, one or more indentures, which may be senior or subordinated, including indentures supplemented thereto or to any existing indenture of the Company, between the Company and a trustee to be determined by the Designated Officer executing such indenture (the "Indenture") for the purpose of providing for the issuance, registration, transfer, exchange and payment of the Securities to be issued pursuant thereto, each such Indenture to be in the form as the Designated Officers executing and delivering the same on behalf of the Company shall



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                  approve, such approval to be conclusively evidenced by such officer's execution, acknowledgment and delivery of the Indenture.

                           RESOLVED that the Designated Officers be, and each
                  hereby is, in accordance with the authorizations set forth in these resolutions, authorized to cause the Company to issue and sell one or more series of the Securities and, in connection with any such series, determine, approve or appoint, as the case may be:

                                    (a) the exact aggregate principal amount of
                           the series of Securities, provided that the aggregate principal amount of Securities of all series authorized to be issued pursuant to these resolutions shall not exceed Two Billion Dollars
                           ($2,000,000,000);

                                    (b) the designation of the Securities as
                           senior or subordinated indebtedness of the Company;

                                    (c) whether each series of Securities to be
                           sold in a private placement shall be sold with or without competitive bidding and with or without the benefit of registration rights;

                                    (d) the terms and rights of the Securities,
                           consistent with the terms of the respective
                           Indenture;

                                    (e) the maturity or maturities of the
                           Securities; provided, however, that the maturity or maturities of any Securities may not exceed thirty
                           (30) years;

                                    (f) the price to be received by the Company
                           in any offering or sale of any of the Securities (which may be at a discount from the principal amount payable at maturity of such Securities), the price at which the Securities are to be sold to investors and any discount received by, or commission paid to, any underwriters or agents;

                                    (g) the rate or rates at which the
                           Securities shall bear interest, if any, which rate or rates may be fixed or may vary from time to time in accordance with a formula to be approved by any such Designated Officer, and, if so determined by any such officer, the terms and conditions upon which, and the date or dates on which, the rate or rates initially established for such Securities will be reset in accordance with a formula, procedure, or remarketing mechanism approved by any such Designated Officer;



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                           provided, however, that the initial interest rate of
                           the Securities may not exceed LIBOR plus one thousand (1,000) basis points;

                                    (h) the date or dates from which such
                           interest shall accrue, the dates on which such interest shall be payable and the record date for the interest payable on any interest payment date and/or the method by which such rate or rates or date or dates shall be determined;

                                    (i) the place or places where the principal
                           of, premium, if any, and interest, if any, on the Securities shall be payable;

                                    (j) the option, if any, of the Company to
                           redeem the Securities in whole or in part and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities may be redeemed, in whole or in part, pursuant to such option or any sinking fund or otherwise;

                                    (k) the obligation, if any, of the Company
                           to redeem, purchase or repay Securities pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation or option;

                                    (l) the denominations and currencies,
                           including U.S. dollars, foreign currencies and composite currencies, in which the Securities shall be issuable and payable and the election, if any, of holders of Securities to receive payment of principal (and premium, if any) and interest in a currency other than the currency in which such Securities were issued;

                                    (m) any restrictions on transfer of the
                           Securities necessary or advisable so that the offering thereof will be exempt from the registration requirements of the Securities Act of 1933;

                                    (n) such other terms, conditions and
                           provisions as any such Designated Officer shall deem appropriate; and



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                                    (o) the forms of the Securities.

                           RESOLVED that any Designated Officer be, and each
                  hereby is, authorized to appoint one or more transfer agents or registrars, depositories, authenticating or paying agents, calculation agents, remarketing agents, exchange rate agents and any other agents with respect to the Securities, and to execute and deliver, in the name and on behalf of the Company, any agreement, instrument or document relating to any such appointment for the purpose of implementing and giving effect to the provisions of the applicable Indenture and the terms of the Securities; any such agreement, instrument or document to be in such form and to have such terms and provisions as the Designated Officer executing and delivering the same on behalf of the Company shall approve, such approval to be conclusively evidenced by such Designated Officer's execution and delivery thereof; provided, however, that the Company may at any time elect to act in the capacity of paying agent.

                           RESOLVED that any Designated Officer be, and each
                  hereby is, authorized to execute and deliver to the trustee for each Indenture an Issuer Order or Officer's Certificate, as appropriate, referred to in the Indenture and to perform on behalf of the Company such other procedures acceptable to such trustee as may be necessary in order to authorize the authentication and delivery by such trustee of the Securities.

                           RESOLVED that any Designated Officer be, and each
                  hereby is, authorized to cause the Company to enter into agreements (each a "Purchase Agreement"), with such investment banking company or companies as any such Designated Officer may choose (the "Agents"), and with such additional or successor Agents as any Designated Officer shall select, in the form as the Designated Officer executing and delivering the same on behalf of the Company shall approve, such approval to be conclusively evidenced by such Designated Officer's execution, acknowledgment and delivery of the Purchase Agreement.

                           RESOLVED that, if applicable, the Company is hereby
                  authorized to register under the Securities Act of 1933, as amended (the "Securities Act"), the Securities or one or more series of securities of the Company to be issued in exchange therefore (the "Exchange Securities") to allow the recipients of the Securities to resell such Securities or the Exchange Securities from time to time, all in accordance with the provisions of the Securities Act, and other applicable United States or other laws.



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                           RESOLVED that the officers of the Company be, and
                  each hereby is, authorized, for and on behalf of the Company, to prepare or cause to be prepared, and to execute and file with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act and the rules and regulations thereunder (the "Rules and Regulations"), a registration statement on Form S-3 or S-4 (the "Shelf Registration Statement"), and any and all exhibits and documents relating thereto in connection with the registration of the Securities, the Exchange Securities or any portion thereof.

                           RESOLVED that the officers of the Company be, and
                  each hereby is, authorized, for and on behalf of the Company, to prepare or cause to be prepared and to execute and file with the Commission one or more prospectuses and one or more supplementary prospectuses (the "Prospectuses") in connection with offerings or sales of the securities registered under the Shelf Registration Statement (the "Offerings").

                           RESOLVED that the officers of the Company be, and
                  each hereby is, authorized, for and on behalf of the Company, to prepare or cause to be prepared, and to execute and file with the Commission pursuant to the Securities Act and the Rules and Regulations, any and all necessary pre-effective and post-effective amendments to the Shelf Registration Statement, or supplements to the Prospectuses and any and all exhibits and documents relating thereto, as such officers executing the same shall approve, such approval for and in the name of the Company to be conclusively evidenced by their signature thereto, and to take all such further action as may, in the judgment of such officers, be necessary, appropriate or desirable to secure and thereafter to maintain the effectiveness of the Shelf Registration Statement.

                           RESOLVED that each officer or director of the Company
                  who may be required to execute the Shelf Registration Statement or any amendment or amendments thereto to be filed with the Commission, be, and hereby is, authorized and empowered to execute a power of attorney appointing William G. von Glahn and Suzanne H. Costin, and each of them, severally, his true and lawful attorney or attorney-in-fact and agent or agents with the power to act, with or without the other, with full power of substitution and resubstitution, for him and in his name, place or stead, in his capacity as a director or officer or both, as the case may be, of the Company, to sign the Shelf Registration Statement and any and all amendments thereto and all documents or instruments necessary, appropriate or desirable to enable the Company to comply with the Securities Act, other federal



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                  and state securities laws and other applicable United States and other laws in connection with the Offerings, and to file the same with the Commission with full power and authority to each of said attorneys-in-fact to do and to perform in the name and on behalf of each such officer or director, or both, as the case may be, every act whatsoever necessary or appropriate, as fully and for all intents and purposes as such officer or director, or both, as the case may be, might or could do in person.

                           RESOLVED that William G. von Glahn of the Company be,
                  and hereby is, designated, for and on behalf of the Company, the agent for service to be named in the Shelf Registration Statement and in any and all amendments thereto to be executed and filed with the Commission and is hereby authorized and empowered to receive notices and communications with respect to the registration under the Securities Act of the Securities and the Exchange Securities and with respect to the Offerings, with all powers consequent upon such designation under the Rules and Regulations.

                           RESOLVED that the officers of the Company be, and
                  each of them hereby is, authorized, for and on behalf of the Company, to take any and all such actions that, in the judgment of the officer taking such action are necessary or appropriate to effectuate, carry out and consummate fully the Offerings in accordance with the terms and procedures set forth in the Shelf Registration Statement or as may be required by the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the respective rules and regulations thereunder.

                           RESOLVED that the officers of the Company be, and
                  each hereby is, authorized, for and on behalf of the Company, to prepare or cause to be prepared and to execute, verify and file such other applications, declarations, powers or other instruments, and any amendment or amendments thereto, together with any and all exhibits and instruments relating thereto, that in the judgment of the officer taking such action, are necessary or appropriate to obtain any order or orders, approval or approvals, certificate or certificates of approval of the Commission or any other regulatory authority that may have jurisdiction in the premises and in connection with any of the matters aforesaid.

                           RESOLVED that any Designated Officer be, and each
                  hereby is, authorized to take, or cause to be taken, any and all action which any such Designated Officer may deem necessary or desirable to carry out the purpose and intent of the foregoing resolutions (hereby



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                  ratifying and confirming any and all actions taken heretofore or hereafter to accomplish such purposes, all or singular), and to make, execute and deliver, or cause to be made, executed and delivered, all agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Company as any such Designated Officer may deem necessary or desirable in connection therewith, and to perform, or cause to be performed, the obligations of the Company under the Securities, the Exchange Securities, the Indenture and the Purchase Agreement, and to pay such fees and expenses as, in their judgment, shall be proper or advisable.

                           RESOLVED that the officers of the Company be, and
                  each of them hereby is, authorized to take all such further action and to execute and deliver all such further instruments and documents in the name and on behalf of the Company with its corporate seal or otherwise and to pay such fees and expenses as, in their judgment, shall be proper or advisable in order to carry out the intent and to accomplish the purposes of the foregoing resolutions.

         I further certify that the foregoing resolutions have not been modified, revoked or rescinded and are in full force and effect.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of THE WILLIAMS COMPANIES, INC., this 4th day of April, 2002.


                                                /s/ Suzanne H. Costin
                                       -----------------------------------------
(CORPORATE SEAL)                                  Suzanne H. Costin
                                                      Secretary



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